UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2014

MODERN PVC INC.

(Exact name of registrant as specified in charter)

Nevada	333- 181606	99-0368969
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5635 N Scottsdale Rd Suite 170 Scottsdale, AZ	85250
(Address of principal executive offices)	(Zip Code)

(480) 729-6235

Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item. 8.01 Other Events

Modern PVC Inc., a development stage company was formerly in the business of installation stretch ceiling and re-selling of stretch fabric membrane to wholesale customers and developing a dealer network to resell fabric membrane.

As of December 1, 2104 Modern PVC Inc. (MPVC) has redefined its business model and will operate as a vertically integrated, compressed natural gas marketing (CNG) and distribution company. MPVC’s business model removes the risk of upstream exploration or midstream intensive capital investment as the Company is able to provide the benefits of wholesale and retail gas sales with high margin value added products in additional to our CNG  product.

MPVC takes delivery of natural gas at the well head, and compresses it for sale. MPVC secures upstream natural gas production by entering into purchase contracts with suppliers at a deep discount to the current spot price for natural gas.  By removing the producer’s capital costs of pipeline and infrastructure, as well as transmission line usage fees, MPVC is able to pass these savings on to the producer. MPVC has the knowledge and sophistication to hedge these existing physical delivery contracts to further mitigate our risk and costs.

MPVC has a unique approach to maximizing return on operations through capital efficiency. We are developing a mobile gas compression fleet that handles both processing and delivery. As a result of our streamlined operations MPVC does not have to build the capital intensive infrastructure to collect and process natural gas into CNG, as we have an expanding fleet of road mobile cost effective collecting and processing trucking units.

These road mobile trucking units can service producers that do not have the additional capital required to tie into a major existing pipeline network.  We also expedite the delivery of natural gas to market in situations where additional land permitting and environmental studies are required before new pipeline can be laid. MPVC will save producers the cost of acquiring additional land, easements and leases.

This business model is amenable to franchising opportunities as our turnkey CNG filling stations can be established at a fraction of the cost of traditional gasoline service stations providing us and our franchise partners a higher margin on the fuel and a full range of high margin value added convenience products. We are also an operating company that is offering franchise investment opportunities in both our midstream division of mobile road units with delivery and processing and in our downstream division for retailing CNG and value added products from our turnkey CNG filling stations. We are able to offer our midstream and downstream franchisees a secured supply of price guaranteed natural gas and CNG.

MPVC will earn high margin revenue through the sales of CNG to major wholesale buyers such as corporate trucking fleets, by providing onsite delivery. Additionally, MPVC will provide services to the individual consumer wanting to refuel their natural gas powered vehicle and purchase high profit convenience and travel items from our CNG filling stations. Lastly, MPVC will generate revenue from franchise fees earned from franchising our CNG technology, filling stations and trucking units.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MODERN PVC INC.

Date: December 22, 2014	By:	/s/ Craig Wiita
Craig Wiita, President

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